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                       Consent of Independent Auditors
                       _______________________________



The Board of Directors
Airgas, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to the retroactive adoption in 1994 of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standard No. 109 "Accounting for Income Taxes."


                                                   KPMG Peat Marwick LLP


Philadelphia, Pennsylvania
November 28, 1995
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